FOR IMMEDIATE RELEASE

American Realty Capital Properties Launches $300 Million Convertible Senior Note Offering

New York, New York, July 23, 2013 – American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: ARCP) announced today that it plans to issue $300.0 million of Convertible Senior Notes (“Notes”) due in 2018 in an underwritten public offering. The Notes will mature on August 1, 2018. The Notes may be converted into cash, common stock or a combination thereof in limited circumstances prior to February 1, 2018 and may be converted at any time into such consideration on or after February 1, 2018. Additionally, ARCP intends to grant the underwriters a 30-day option to purchase up to an additional $30.0 million of additional Notes, solely to cover over-allotments, if any. ARCP intends to use the net proceeds of the offering (a) to repay outstanding indebtedness under its existing senior secured revolving credit facility (which will increase the availability of funds under such credit facility) and (b) for other general corporate purposes which includes investing in properties in accordance with its investment objectives.

J.P. Morgan, Citigroup, Barclays, BMO Capital Markets and KeyBanc Capital Markets will act as joint bookrunners for this offering. JMP Securities, Ladenburg Thalmann & Co. Inc. and RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, will act as co-managers for this offering.

The Notes will be issued pursuant to an effective registration statement previously filed with the Securities and Exchange Commission on Form S-3 and available for review on the Securities and Exchange Commission's website at www.sec.gov. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming a part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to the Notes may be obtained, once filed, from either J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1+ (866) 803-9204, or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 1+ (800) 831-9146.

Realty Capital Securities, LLC is owned by an entity which is under common ownership with ARCP’s sponsor, AR Capital, LLC.

About ARCP

ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market that qualified as a real estate investment trust for U.S. federal income tax purposes beginning in the taxable year ended December 31, 2011, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. For a further description of the risks and uncertainties that could cause ARCP's actual results to materially differ from those set forth herein, please see ARCP's filings with the Securities and Exchange Commission, including the “Risk Factors” section of its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. ARCP undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, EVP and CFO
DDCWorks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: (484-342-3600)	Ph: (212-415-6500)